Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Brian Hall, CFO
Phone: (574) 535-1125
E Mail: LCII@lci1.com

LCI Industries Second-Quarter 2017 Conference Call
Scheduled for August 4, 2017, at 11am ET

Elkhart, Indiana – July 20, 2017 – LCI Industries (NYSE: LCII), a supplier of components for the leading OEMs of recreational vehicles and adjacent industries and the aftermarkets of these industries, will release its second-quarter 2017 financial results before the market opens on Friday, August 4, 2017.

LCI Industries will also host a conference call on Friday, August 4, 2017, at 11 a.m. ET to discuss the results and other business matters. The call will conclude with a question-and-answer session with participation limited to institutional investors and analysts. Individual investors, retail brokers and the media are invited to listen to a live webcast of the call on the LCI Industries website at www.lci1.com\investors.

Participating in the conference call will be:

Jason Lippert, CEO
Scott Mereness, President
Brian Hall, CFO

About LCI Industries

From 52 manufacturing and distribution facilities located throughout the United States and in Canada and Italy, LCI Industries, through its wholly-owned subsidiary, Lippert Components, Inc., supplies, domestically and internationally, a broad array of components for the leading original equipment manufacturers of recreational vehicles; buses; trailers used to haul boats, livestock, equipment and other cargo; trucks; pontoon boats; trains; manufactured homes; and modular housing. The Company also supplies components to the related aftermarkets of these industries primarily by selling to retail dealers, wholesale distributors and service centers. LCI’s products include steel chassis and related components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen and other products; vinyl, aluminum and frameless windows; manual, electric and hydraulic stabilizer and leveling systems; furniture and mattresses; entry, luggage, patio and ramp doors; electric and manual entry steps; awnings and awning accessories; electronic components; televisions and sound systems; navigation systems; backup cameras; appliances; and other accessories. Additional information about LCI and its products can be found at www.lci1.com.

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